CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 1, 1999 included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-54479. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


                                        ARTHUR ANDERSEN LLP


Houston, Texas
March 29, 1999